                                                                    EXHIBIT 99.1









                         OCCIDENTAL CHEMICAL CORPORATION
                           SAVINGS AND INVESTMENT PLAN
                              Amended and Restated
                             Effective June 1, 1998











042G.MSW                                                                 2/17/99

                         OCCIDENTAL CHEMICAL CORPORATION
                         -------------------------------
                           SAVINGS AND INVESTMENT PLAN
                           ---------------------------

                                TABLE OF CONTENTS
                                -----------------

ARTICLE           SECTION                                                   PAGE
-------           -------                                                   ----

   1              Establishment of Plan
                  ---------------------
        1.1       Restatement of the Plan                                    1
        1.2       Purpose of the Plan                                        1
        1.3       Applicability of the Plan                                  1

   2              Definitions
                  -----------
        2.1       Definitions                                                2
        2.2       Gender and Number                                          12

   3              Participation and Service
                  -------------------------
        3.1       Date of Participation                                      13
        3.2       Duration                                                   13
        3.3       Transfers                                                  13
        3.4       Service                                                    13

   4              Pretax Deferrals, After-Tax Contributions and
                  ---------------------------------------------
                  Adjustment Contributions
                  ------------------------
        4.1       Pretax Deferrals and After-Tax Contributions               15
        4.2       Pretax Deferral and After-Tax Contribution Election        15
                  Procedures
        4.3       Discontinuance or Change in Rate of Pretax Deferrals       15
                  and After-Tax Contributions
        4.4       Salary Reduction                                           16
        4.5       Individual Maximum Pretax Deferrals and                    16
                  After-Tax Contributions
        4.6       Discrimination Limits on Pretax Deferrals                  17
        4.7       Reductions to Pretax Deferrals                             20
        4.8       Deposit of Pretax Deferrals, After-Tax Contributions       21
                  and Adjustment Contributions
        4.9 Crediting of Pretax Deferrals, After-Tax Contributions 21 and Adjustment Contributions
        4.10      Distribution of Excess Deferrals                           22

   5              Employer Matching Contributions
                  -------------------------------
        5.1       Employer Matching Contributions                            23
        5.2       Deposit of Employer Matching Contributions                 23
        5.3       Crediting of Employer Matching Contributions               24
        5.4       Forfeitures                                                24
        5.5       Limitation on Annual Additions                             24
        5.6       "Annual Addition" Defined                                  25
        5.7       Other Defined Contribution Plans                           25
        5.8       Defined Benefit Plans                                      25
        5.9       Deductibility Limitation                                   27
        5.10      Adjustment of Allocations                                  27

                         OCCIDENTAL CHEMICAL CORPORATION
                         -------------------------------
                           SAVINGS AND INVESTMENT PLAN
                           ---------------------------

                                TABLE OF CONTENTS
                                -----------------

ARTICLE           SECTION                                                   PAGE
-------           -------                                                   ----

   6              Vesting and Benefits
                  --------------------
        6.1       Vesting                                                    28
        6.2       Benefits Upon Separation from Service                      30
        6.3       Forfeiture of Contingent Interests                         30
        6.4       Death Benefits                                             31
        6.5       Forms of Payment                                           32
        6.6       Time of Payment of Benefits                                36
        6.7       Withdrawals                                                37
        6.8       Debiting of Investment Funds                               38
        6.9       Small Amounts                                              39

   7              Participant Loans
                  -----------------
        7.1       Eligibility                                                40
        7.2       Loan Amount                                                40
        7.3       Loan Terms                                                 41
        7.4       Source of Loan Funds and Valuation                         41
        7.5       Loan Account                                               42
        7.6       Repayments                                                 42
        7.7       Leave of Absence                                           44
        7.8       Separation from Service                                    45
        7.9       Delinquent Payments                                        45
        7.10      Discontinuance                                             46

   8              Investment Elections
                  --------------------
        8.1       Investment of Contributions                                47
        8.2       Transfers of Existing Balances                             47
        8.3       Transfer of Assets                                         48

   9              Participant Accounts and Records of the Plan
                  --------------------------------------------
        9.1       Accounts and Records                                       49
        9.2       Account Value                                              49
        9.3       Investment Funds                                           49
        9.4       Valuation Adjustments                                      50
        9.5       Dollar Accounting                                          50
        9.6       Loan Accounts                                              51
        9.7       OPC Stock Fund Valuation                                   51
        9.8       Cost Account                                               52
        9.9       Rollovers                                                  52

   10             Financing
                  ---------
        10.1      Financing                                                  54
        10.2      Employer Contributions                                     54
        10.3      OPC Stock Fund                                             55
        10.4      Non-Reversion                                              56
        10.5      Direct Transfer of Assets from Plans of Acquired Entities  57

                         OCCIDENTAL CHEMICAL CORPORATION
                         -------------------------------
                           SAVINGS AND INVESTMENT PLAN
                           ---------------------------

                                TABLE OF CONTENTS
                                -----------------

ARTICLE           SECTION                                                   PAGE
-------           -------                                                   ----

   11             Administration
                  --------------
        11.1      The Administrative Committee                               58
        11.2      Chairman, Secretary, and Employment of Specialists         58
        11.3      Compensation and Expenses                                  58
        11.4      Manner of Action                                           59
        11.5      Subcommittees                                              59
        11.6      Other Agents                                               59
        11.7      Records                                                    59
        11.8      Rules                                                      60
        11.9      Administrative Committee's Powers and Duties               60
        11.10     Investment Responsibilities                                61
        11.11     Committees' Decisions Conclusive                           62
        11.12     Indemnity                                                  62
        11.13     Fiduciaries                                                62
        11.14     Notice of Address                                          63
        11.15     Data                                                       63
        11.16     Benefit Claims Procedures                                  64
        11.17     Member's Own Participation                                 66

   12             Amendment and Termination
                  -------------------------
        12.1      Amendment and Termination                                  67
        12.2      Distribution on Termination                                67
        12.3      Successors                                                 67
        12.4      Plan Merger or Transfer                                    68
        12.5      Participating Affiliates                                   68

   13             Miscellaneous Provisions
                  ------------------------
        13.1      Employment Rights                                          69
        13.2      No Examination or Accounting                               69
        13.3      Investment Risk                                            69
        13.4      Non-Alienation                                             69
        13.5      Incompetency                                               70
        13.6      Severability                                               70
        13.7      Counterparts                                               71
        13.8      Service of Legal Process                                   71
        13.9      Headings of Articles and Sections                          71
        13.10     Applicable Law                                             71
        13.11     Unclaimed Benefits                                         71
        13.12     Qualified Military Service                                 71

                         OCCIDENTAL CHEMICAL CORPORATION
                         -------------------------------
                           SAVINGS AND INVESTMENT PLAN
                           ---------------------------


                        Article 1. Establishment of Plan
                        --------------------------------

     1.1 Restatement of the Plan. OCCIDENTAL CHEMICAL CORPORATION hereby restates the Occidental Chemical Corporation Savings and Investment Plan (hereinafter referred to as the "Plan") for the benefit of Eligible Employees, effective as of June 1, 1998.

     1.2 Purpose of the Plan. This Plan is intended to encourage and assist Eligible Employees in adopting a regular program of savings to provide additional security for their retirement.

     1.3 Applicability of the Plan. Except as otherwise provided herein, the provisions of this Plan are applicable only to Eligible Employees in the employ of the Company and selected Affiliates on or after January 1, 1992.

                             Article 2. Definitions
                             ----------------------

     2.1 Definitions. Whenever used in the Plan the following terms shall have the respective meanings set forth below unless otherwise required by the context in which they are used:

     (a)  "Accounting Date" shall mean the last day of each calendar month.
     (b) "Adjustment Contributions" shall mean Pretax Deferrals which are converted to After-Tax Contributions in order to comply with limitations under Code section 415 or to comply with nondiscrimination tests of Code section 401(k).
     (c) "Administrative Committee" means the committee appointed by the Board to administer the Plan in accordance with the applicable provisions of
          Article 11 of this Plan.
     (d) "Affiliate" shall mean a corporation or other employer which is controlled by or under common control with the Company, within the meaning of sections 414 and 1563 of the Code. The determination of control shall be made without reference to paragraphs (a)(4) and
          (e)(3)(C) of section 1563, and solely for the purpose of applying the limitations of sections 5.5 through 5.8 of this Plan, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in section 1563(a)(1). In addition, to the extent that the context may so require, "Affiliate" shall mean any member of an affiliated service group (within the meaning of section 414(m) of the Code) to which the Company belongs, and any corporation, trade or business which is 50 percent or more owned, directly or indirectly, by the Company and is designated by the Board as an Affiliate.
     (e) "After-Tax Contributions" shall mean the amount, in whole percentage points, from 1 percent to 12 percent of Compensation a Participant requests the Company to contribute on his behalf on an after-tax basis in accordance with section 4.1.

     (f) "Alternate Payee" shall have the same meaning as assigned to that term in section 414(p)(8) of the Code.
     (g) "Beneficiary" means the person or persons (who may be named contingently or successively) designated by a Participant, an Alternate Payee, or a beneficiary of a deceased Participant or a deceased Alternate Payee to receive his Savings Account in the event of his death. Each Participant, Alternate Payee, and beneficiary of a deceased Participant or Alternate Payee, except married Participants prior to the day they reach age 35, may designate at any time, and any number of times, a beneficiary on a form prescribed by the Administrative Committee, and such designation will be effective only when filed in writing with the Administrative Committee, and shall revoke all prior designations by the same Participant or Alternate Payee. The Administrative Committee shall require that a married Participant who designates a Beneficiary other than his spouse obtain and submit to the Administrative Committee the spouse's notarized written consent to the designation on a form that discloses to the spouse the potential effect of such consent. If a Participant is married and is under age 35, then his Beneficiary shall be his spouse. If no Beneficiary is designated at the time of the Participant's or Alternate Payee's death, or at the time of death of the beneficiary of a deceased Participant or Alternate Payee, or if no person so designated shall survive the Participant, Alternate Payee, or beneficiary of a deceased Participant or Alternate Payee, the Beneficiary shall be his spouse, or if the deceased individual has no surviving spouse, his surviving children equally, or if there are no surviving children, his surviving parents equally, or if only one parent is living, his living parent, or if no parent is living, his surviving siblings equally, or if only one sibling is living, his surviving sibling, or if no sibling is living, his estate.
     (h) "Board of Directors" or "Board" means the Board of Directors of Occidental Chemical Corporation.

     (i)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
     (j) "Collective Bargaining Unit" means, in accordance with Treasury Regulation section 1.410(b)-7(c)(4)(ii)(B), the separate population of employees covered under each collective bargaining agreement.
     (k)  "Company" means Occidental Chemical Corporation.
     (l)  "Compensation" shall be defined as follows:
          (1) For Participants compensated at an hourly rate, the amount of Compensation for each pay period shall be the base hourly rate in effect at the beginning of the Plan Year, or as adjusted during the Plan Year as a result of a negotiated agreement between the Participant's Collective Bargaining Unit and his Employer, (subject to the exclusions listed below) multiplied by the number of regularly scheduled hours worked in a pay period.
          (2) For Participants compensated on a Twelve Hour Shift Basis, the the amount of Compensation for each pay period shall be the Participant's annual base salary of record (including Guaranteed Overtime) divided by the number of pay periods applicable to the Participant during the Plan Year. For the purpose of this subsection 2.1(l), the term "Twelve Hour Shift Basis" means any arrangement whereby Participants work twelve hour daily shifts which may result in alternating work weeks of more and less than forty hours per week. Additionally, for the purpose of this subsection 2.1(l), the term "Guaranteed Overtime" means compensation paid to a Participant for overtime work which the Participant is assigned at the beginning of the year to perform.
          Compensation shall include amounts of Pretax Deferrals, but exclude
          (i) bonuses, incentives, overtime, shift differential, and overseas differentials, (ii) reimbursement for expenses or allowances, including automobile allowances and moving allowances, (iii) any amount contributed by the Employer (in addition to Pretax Deferrals) to any pension plan or plan of deferred compensation, (iv) any amount contributed by an Employer (in addition to Pretax Deferrals) to this Plan, and (v) any amount paid by an Employer for other fringe benefits, such as health and hospitalization, and group life insurance benefits, or perquisites, provided that earnings of a Participant in excess of $160,000, or such higher amount as shall be permitted by the Secretary of the Treasury, in any Plan Year shall not be included in Compensation. Compensation will be determined in accordance with the following rules:
          (i) Compensation shall include vacation pay received in periodic payments, but shall not include single sum vacation payments to active or terminating Employees.
          (ii) Compensation shall include wages received during paid leaves of absence and periodic severance pay, but will not include single sum severance payments.
          (iii) Compensation will not include long-term disability payments and sickness and accident benefit payments.
     (m) "Disability" or "Disabled" refers to any Participant (i) who is determined to be disabled under Section 423 of Title 42 of the U. S. Code and who receives disability insurance benefits thereunder or (ii) any Participant who is determined by the Administrative Committee to be disabled. In the case of a Participant who is determined to be Disabled under clause (i) above, such Participant shall be considered to be Disabled as of the time of commencement of benefits as described above.
     (n)  "Effective Date" means January 1, 1992.
     (o) "Eligible Employee" means any Employee who is employed by an Employer at a Participating Location whose employment was covered by a collective bargaining agreement where participation in the Plan was the subject of good faith bargaining between the Employer and the union.
          The term "Eligible Employee" does not include any Employee who is employed to perform services on an as-needed, part-time, or temporary basis, provided that when such Employee is converted from employment on an as-needed, part-time, or temporary basis to employment on a regular basis, he will immediately thereupon become an Eligible Employee. For the purpose of this subsection 2.1(o), the term "as-needed basis" means, as of the time of employment, being employed during periods of limited duration as may be required from time to time; the term "part-time basis" means, as of the time of employment, being regularly scheduled to work fewer than thirty hours per week; the term "temporary basis" means, as of the time of employment, being employed for a pre-established duration of less than one year; and the term "regular basis" means, as of the time of employment, any basis other than as-needed, part-time, or temporary.
          Notwithstanding anything else contained in this subsection 2.1(o), an Employee cannot be an Eligible Employee prior to the Participating Location Effective Date for his Participating Location, nor prior to his satisfaction of the employee benefits waiting period contained in the collective bargaining agreement to which he is subject. Notwithstanding any other provision of this subsection 2.1(o), no individual shall be an Eligible Employee if such individual is not classified as a common-law employee in the employment records of the Company or an Affiliate, without regard to whether the individual is subsequently determined to have been a common-law employee of the Company or an Affiliate. The persons excluded by this paragraph from being Eligible Employees are to be interpreted broadly to include and to have at all times included individuals engaged by the Company or an Affiliate to perform services for such entity in a relationship that the entity characterizes as other than an employment relationship, such as where the Company or the Affiliate engages the individual to perform services as an independent contractor or leases the individual's services from a third party. The exclusion of the individual from being an Eligible Employee shall apply even if a determination is subsequently made by the Internal Revenue Service, another governmental agency, a court or other tribunal, after the individual is engaged to perform such services, that the individual is an employee of the Company or Affiliate for purposes of pertinent Code sections or for any other purpose.
     (p) "Employee" means any person employed by the Company or by an Affiliate.
     (q) "Employer" means the Company and any Affiliate which is designated by the Board or the Administrative Committee and which adopts this Plan.
     (r) "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.
     (s) "Inactive Participant" means an Employee who was a Participant but who is transferred to and is in a position of employment where he is no longer an Eligible Employee.
     (t) "Investment Committee" shall mean the committee appointed by the board of directors of Occidental Petroleum Corporation to administer the investments of the Occidental Petroleum Corporation Retirement Plan.
     (u) "Investment Fund" means any of the following funds of the Trust Fund or such other funds as the Investment Committee may from time to time designate:
          (1) A "Fixed Income Fund" which shall be invested in insurance company guaranteed income contracts which state a given interest rate to be paid on account balances.
          (2) A "Money Market Fund" which shall be invested in money market instruments with maximum maturity of 12 months, including United States government securities, negotiable certificates of deposit, commercial paper, demand notes and other similar types of short-term investments.
          (3) A "Stock Equity Fund" which shall be invested in an actively managed portfolio of corporate stocks, and may include such short-term interest-bearing securities, and such other property as the Investment Committee, Trustee, or investment manager considers advisable.
          (4) An "OPC Stock Fund" which shall be invested primarily in Stock and such short-term interest-bearing securities as the Investment Committee or the Trustee considers advisable.
          (5) A "Standard & Poor's 500 Index Fund" which shall be invested in the Wells Fargo Equity Index Fund, and shall be designed to approximate the performance of the publicly traded United States common stocks that comprise the Standard & Poor's 500 Index.
          (6) A "Balanced Fund" which shall be invested in a balanced, diversified portfolio of common stocks and fixed income securities.
          (7) An "Aggressive Equity Fund" which shall be invested in a diversified portfolio of small company stocks.
     (v) "Loan Account" means the account created under section 7.5 representing the unpaid principal outstanding on a loan to any Employee.
     (w) "Participant" means any Eligible Employee who has met the requirements to become a Participant as set forth in section 3.1 hereof, and shall include, where appropriate to the context, any former Participant described in section 3.2.
     (x) "Participating Location" means a facility operated by an Employer where eligibility to participate in the Plan has been negotiated by the union which is recognized by that Employer for collective bargaining purposes for Employees at that facility.

     (y) "Participating Location Effective Date" means the effective date for participation in the Plan by Employees who are members of the union which is recognized by their Employer for collective bargaining purposes at a Participating Location. A Participating Location Effective Date shall be specified in the collective bargaining agreement.
     (z)  "Plan Year" means the calendar year.
     (aa) "Pretax Deferrals" means the amount, in whole percentage points, from 1 percent to 12 percent of Compensation a Participant requests the Company to defer on his behalf on a pretax basis in accordance with section 4.1.
     (bb) "Retire" or "Retirement" means any Separation from Service for reasons other than death after a Participant has attained age 65, or age 55 and at least 5 years of Service.
     (cc) "Savings Account" or "Account" means the Account or Accounts maintained for each Participant which represent his total proportionate interest in the Trust Fund as of any date and which consist of the sum of the following:
          (1) "Matching Account" means an account to which Employer matching contributions made on behalf of the Participant, including matching contributions under this Plan (or any other plan which may be merged into this Plan) prior to the Effective Date, shall be credited, along with earnings as provided in Article 9.
          (2) "Pretax Deferral Account" means an account to which Pretax Deferrals made on behalf of the Participant shall be credited, along with earnings as provided in Article 9.
          (3) "Employee Account" means an account to which After-Tax Contributions made by the Participant, including Adjustment Contributions and After-Tax contributions made under this Plan (or any other plan which may be merged into this Plan) prior to the Effective Date, shall be credited, along with earnings as provided in Article 9.
          (4) "Rollover Account" means an account to which a Participant has transferred amounts from another employee benefit plan pursuant to section 9.9.
          The term "Savings Account" or "Account" shall also mean a separate account which is established pursuant to a qualified domestic relations order on behalf of an Alternate Payee. For the purpose of this subsection 2.1(cc), the term "qualified domestic relations order" shall have the same meaning as assigned to that term in section 414(p) of the Code.
     (dd) "Separation from Service" shall mean any termination of the employment relationship between an Employee and the Company or an Affiliate and shall be deemed to occur upon the earlier of:
          (1) the date upon which the Employee quits, is discharged, is laid off, Retires, becomes Disabled or dies; or
          (2) the first anniversary of the first day of a period in which the Employee is (and remains) absent from the Service of the Company or an Affiliate for any reason (such as vacation, sickness, or leave of absence granted by the Company or an Affiliate) not enumerated in paragraph (1), provided that if an Employee is granted a leave of absence but fails to return to employment at the end of the leave period, Separation from Service will be deemed to have occurred upon the date the Employee was originally granted a leave of absence.

          The term Separation from Service shall include any cessation of participation occurring as a result of an event described in Code section 401(k)(10)(A).

          An Employee of an Employer who transfers to a nonparticipating Affiliate shall not be treated as having a Separation from Service. An Employee's date of quit or discharge shall not be deemed to occur until any periodic severance payments or sickness and accident benefit payments cease. An Employee who is on leave of absence from work with the Company or an Affiliate in order to serve the Armed Forces of the United States shall not have a Separation from Service unless he fails to report for work at the end of such leave and prior to expiration of the period in which he has reemployment rights under law. The absence of any Employee who fails to return to work within the allotted time shall be subject to the provisions of paragraph (2) above. An Employee who is absent from work due to a strike or a work stoppage shall not be treated as having a Separation from Service, provided that, should any such Employee fail to report for work at the end of a strike or work stoppage, Separation from Service shall be deemed to have occurred as of the commencement of the strike or work stoppage.
     (ee) "Service" means the periods of employment credited to an Employee under section 3.4.
     (ff) "Stock" means the common stock of Occidental Petroleum Corporation.
     (gg) "Taxable Compensation" means the total cash and non-cash remuneration paid to a Participant by the Employer for services rendered during the Plan Year, but excluding:
          (1)  Company contributions for a simplified employee pension;
          (2) Deferred compensation (other than an amount included in the Participant's gross income for the Plan Year which is attributable to an unfunded, non-qualified plan);
          (3) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk or forfeiture;

          (4) Amounts realized from the sale, exchange or other disposition of stock under a tax-benefited stock option; and
          (5)  Other amounts which receive special tax benefits.
     (hh) "Trust Agreement" means any agreement in the nature of a trust established to form a part of the Plan to receive, hold, invest, and dispose of the Trust Fund.
     (ii) "Trust Fund" means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.
     (jj) "Trustee" means any person selected by Occidental Chemical Corporation to act as Trustee under any Trust Agreement at any time of reference.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural.

                      Article 3. Participation and Service
                      ------------------------------------

     3.1 Date of Participation. Each Eligible Employee shall become a Participant as of the first day of the month coincident with or following the day on which he becomes an Eligible Employee.

     3.2 Duration. An Eligible Employee who becomes a Participant shall remain a Participant for as long as he remains an Eligible Employee or is entitled to receive any contributions or benefits hereunder.

     3.3 Transfers. An Employee who transfers to employment as an Eligible Employee shall become a Participant on the first day of the month coincident with or following the day on which such transfer takes place.

An Inactive Participant shall not make Pretax Deferrals, After-Tax Contributions or Adjustment Contributions on the Compensation earned after the date of his transfer during the period he is an Employee, but shall continue to accrue Service under this Plan. Upon his Separation from Service, the vested interest he has in his Savings Account shall be based on his total Service.

If a Participant becomes an Inactive Participant, his Account shall continue to be held under the Plan until he becomes entitled to a distribution under the provisions of section 6.2.

     3.4 Service. Service is used to determine an Employee's eligibility to receive benefits from the Plan.

An Employee shall be credited with Service for the period of time during which the employment relationship exists between the Employee and the Company or an Affiliate, the length of which shall be determined, in completed years and months, during the following periods of time:
     (a) Credit shall be given to an Employee for the period of time beginning on the first day of the month in which he first becomes an Employee and ending on the date of such Employee's Separation from Service.
     (b) Credit shall be given to an Employee for each period beginning upon the date he Separates from Service and ending upon the first day of the month in which he first becomes an Employee thereafter but only if the Employee is reemployed within 12 months of the date of such Separation from Service, or such longer period as may be specified in the collective bargaining agreement to which the Employee is subject.
     (c) Credit shall be given to an Employee after a Separation from Service for any period beginning on the first day of the month in which the Employee first becomes an Employee after his rehire and ending on the date the Employee has a Separation from Service thereafter as provided in section 2.1(dd).
     (d) Whenever the total number of years of Service of an Employee must be ascertained under this Plan, all noncontinuous periods of Service which are credited to such Employee under paragraphs (a), (b) and (c) above, shall be aggregated. For purposes of aggregating such years of Service, the completed years and months credited to an Employee during any period of Service shall be added to the number of completed years and months credited to him during any other period of noncontinuous Service.

            Article 4. Pretax Deferrals, After-Tax Contributions and
            --------------------------------------------------------
                            Adjustment Contributions
                            ------------------------

     4.1 Pretax Deferrals and After-Tax Contributions. Each Participant may elect to have the Company contribute to the Plan on his behalf each Plan Year an amount, in whole percentage points, equal to 1 percent to 12 percent of his Compensation as a Pretax Deferral or After-Tax Contribution, or any combination in whole percentage points, in accordance with the rules set forth in sections 4.2, 4.5 and 4.6 and such other rules as the Administrative Committee may prescribe.

     4.2 Pretax Deferral and After-Tax Contribution Election Procedures. Elections shall be made available by the Administrative Committee to Participants and to Employees expected to become Participants. Elections must be made in accordance with procedures established by the Administrative Committee prior to the month in which the Pretax Deferral or After-Tax Contribution is to take effect. All elections shall apply to Compensation earned during the month which follows the election, and all elections shall be irrevocable for such month.

If a Participant has a Separation from Service, becomes an Inactive Participant, or goes on unpaid leave of absence, his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions shall cease, unless he is reinstated as a Participant or returns from his leave of absence during the Plan Year, in which case his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions may resume.

     4.3 Discontinuance or Change in Rate of Pretax Deferrals and After-Tax Contributions. Pretax Deferral and After-Tax Contribution elections shall apply automatically to each subsequent month unless a new election (which may increase, decrease or cancel Pretax Deferrals or After-Tax Contributions for the coming month) is filed with the Administrative Committee in accordance with this section.

A Participant may suspend his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions on the first day of any month by giving prior notice in accordance with procedures established by the Administrative Committee. Such suspension may last indefinitely. A Participant may resume his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions on the first day of any month, by giving prior notice in accordance with procedures established by the Administrative Committee.

A Participant may change the rate of his Pretax Deferrals, After-Tax Contributions and Adjustment Contributions to a different percentage that is permitted under section 4.1 as of the first day of any calendar month. Such change shall be made by making a new election in accordance with procedures established by the Administrative Committee prior to the beginning of the calendar month for which it is to be effective.

     4.4 Salary Reduction. Each Participant who makes a Pretax Deferral election described in section 4.1 to have the Employer contribute a percentage of his Compensation to this Plan shall, by the act of making such election, have his salary reduced by an equivalent percentage for so long as the election remains in effect.

     4.5 Individual Maximum Pretax Deferrals and After-Tax Contributions. The Pretax Deferral and After-Tax Contribution election of a Participant shall be adjusted in whole percentages, if necessary, from time to time as determined by the Administrative Committee so that such Pretax Deferrals and After-Tax Contributions for the Plan Year will not exceed (a) less (b) below, where:
     (a)  is the lesser of,
          (1)  25 percent of Taxable Compensation, or

          (2) $30,000 (or such other dollar maximum as may be permitted by the Internal Revenue Service), and
     (b) is Matching contributions expected to be allocated to the Participant under this Plan (based on any such allocations already made and the Participant's current Pretax Deferral and After-Tax Contribution election) for a full Plan Year.

Any adjustment in the elected percentage of a Participant, and the resulting adjustment in salary reduction under section 4.4, shall take effect in the month of such adjustment calculation and shall remain in effect as a maximum Pretax Deferral level for the Participant for the rest of the Plan Year, unless further adjusted by the Administrative Committee. In the case of a Participant who has elected Pretax Deferrals and After-Tax Contributions in the same Plan Year, any adjustment which must be made under this section for a Participant shall be made first to the Participant's After-Tax Contributions. If additional adjustments are required under this section after the Participant's After-Tax Contributions percentage is reduced to zero, such adjustments shall be made to the Participant's Pretax Deferrals.

Notwithstanding anything herein to the contrary, under no circumstances may a Participant's Pretax Deferral in any calendar year exceed $10,000 (or such higher amount as the Secretary of the Treasury shall establish from time to time pursuant to Code section 402(g)(5)).

     4.6 Discrimination Limits on Pretax Deferrals. Prior to the beginning of each Plan Year, and at any other time during the Plan Year that the Administrative Committee may deem appropriate, the following test shall be made to prevent the Pretax Deferrals under the Plan from becoming discriminatory.

In no event shall any Employer make Pretax Deferrals for any Plan Year that would result in the actual deferral percentage ("ADP") for the Plan Year of the group of Highly Compensated

Employees in each Collective Bargaining Unit eligible to participate in the Plan exceeding the greater of:
     (A)  For Plan Years beginning prior to January 1, 1998:
     (i) One and one-quarter times the ADP for the current Plan Year of the group of all other Eligible Employees in the Collective Bargaining Unit; or
     (ii) The lesser of (i) two times the ADP for the current Plan Year of the group of all other Eligible Employees in the Collective Bargaining Unit, or (ii) the ADP for the current Plan Year of the group of all other Eligible Employees in the Collective Bargaining Unit plus two percentage points.

     (B)  For Plan Years beginning after December 31, 1997:
     (i) One and one-quarter times the ADP for the preceding Plan Year of the group of all other Eligible Employees in the Collective Bargaining Unit; or
     (ii) The lesser of (i) two times the ADP for the preceding Plan Year of the group of all other Eligible Employees in the Collective Bargaining Unit, or (ii) the ADP for the preceding Plan Year of the group of all other Eligible Employees in the Collective Bargaining Unit plus two percentage points.

The ADP of each group of Eligible Employees within each Collective Bargaining Unit for any Plan Year shall be the average of the ratios (calculated separately for each Eligible Employee in each group after making any adjustments required under section 4.5) of (I) the Pretax Deferrals made on behalf of each Eligible Employee for such Plan Year to (II) such Eligible Employee's ADP Testing Compensation, earned while such Employee was an eligible employee within the meaning of Treasury regulation section 1.401(k)-1(g)(4)(i) for such Plan Year. Notwithstanding the foregoing, the Administrative Committee may choose to treat two or more Collective Bargaining Units as a single Collective Bargaining Unit for purposes of this subsection, provided that the combination of Collective Bargaining Units are determined on a basis that is reasonable and reasonably consistent from Plan Year to Plan Year.

For purposes of making these determinations, an Employee will be considered to be a "Highly Compensated Employee" in the current Plan Year if he:
     (a)       is a 5% Owner in the current or preceding Plan Year; or
     (b) has Highly Compensated Test Compensation during the preceding Plan Year of more than $80,000 (or such higher amount as the Secretary of the Treasury shall establish from time to time pursuant to Code section 414(q)(1)).

For the purposes of identifying "Highly Compensated Employees" and for applying the ADP test described above, the following special rules and definitions will apply:

     (i) An Employee who has Separated from Service will continue to be a Highly Compensated Employee if he was a Highly Compensated Employee at the time he Separated from Service, or if he was a Highly Compensated Employee at any time after he attained age 55. This determination shall be based on the definition of highly compensated employee under Code section 414(q) and related regulations in effect for that determination year.
     (ii) The term "current Plan Year" shall mean the Plan Year for which the determination is being made.
     (iii) The term "preceding Plan Year" shall mean the Plan Year immediately preceding the current Plan Year.
     (iv) An Employee shall be considered a "5% Owner" for a Plan Year if at any time during such Plan Year he was a 5-percent owner (as defined in Code section 416(i)(1)) of the Company.
     (v) The term "Highly Compensated Test Compensation" shall mean compensation within the meaning of Code section 415(c)(3).
     (vi) The term "ADP Testing Compensation" shall mean compensation within the meaning of Code section 414(s)(1), except that the Administrative Committee may elect not to include in such compensation any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in gross income of the Employee under Code section 125, 402(e)(3), 402(h), or 403(b).

     4.7       Reductions to Pretax Deferrals.
     (a) If it becomes necessary for the Administrative Committee to reduce the Pretax Deferral of a Participant during the current Plan Year as a result of the last paragraph of section 4.5 or section 4.6, then the difference between the percentage elected by the Participant and the percentage as reduced shall, absent a contrary instruction from the Participant in his Pretax Deferral election, be contributed by the Participant as an Adjustment Contribution through regular payroll deductions.

               In the case of a Participant who is making a contribution under this section, any election to increase, decrease, or discontinue Pretax Deferrals under section 4.3 shall increase or decrease contributions under this section first before changing Pretax Deferrals.

     (b) To the extent necessary to conform to the limitations contained in section 4.6 after the close of the Plan Year, the Administrative Committee shall reduce Pretax Deferrals made on behalf of Highly Compensated Employees. Such reduction shall be effected by reducing Pretax Deferrals made on behalf of Highly Compensated Employees sequentially and in descending order, beginning with:

               (1) For Plan Years beginning before January 1, 1997, the Highly Compensated Employee who elected the highest percentage of such contributions; and

               (2) For Plan Years beginning after December 31, 1996, the Highly Compensated Employee who elected the largest dollar amount of such contributions;

               and continuing as needed to conform to such limitation.

               Any such reduction in the Pretax Deferrals made on behalf of any Participant shall be refunded to the Participant as soon as administratively possible, together with any earnings allocable to such excess contributions for the Plan Year for which the excess contributions were made and for the period between the end of that Plan Year and the date of distribution, as provided in the rules adopted by the Administrative Committee at the time. In no event, however, shall such excess contributions or such earnings allocable thereto be left undistributed any later than the last day of the Plan Year following the Plan Year in which such excess contributions were made.

     4.8 Deposit of Pretax Deferrals, After-Tax Contributions and Adjustment Contributions. The amount to be contributed to the Plan because of Participants' elections under section 4.1 shall be paid out of the Employer's funds and shall be deposited in the Trust Fund as soon as practicable after the payment date for each payroll period. Adjustment Contributions shall be deposited in the Trust Fund at the same time as contributions under section 4.1.

     4.9 Crediting of Pretax Deferrals, After-Tax Contributions and Adjustment Contributions. The amounts contributed to the Trust Fund under section 4.1 and subsection 4.7(a) on behalf of a Participant shall be credited to the Pretax Deferral Account and Employee Account, if applicable, of each such Participant as of the last day of the calendar month for which the contribution is made.

     4.10 Distribution of Excess Deferrals. Notwithstanding any other provision of the Plan, excess deferral amounts and income allocable thereto shall be distributed no later than each April 15 to Participants who claim such allocable excess deferral amounts for the preceding calendar year. For purposes of this section 4.10, "excess deferral amount" shall mean the amount of Pretax Deferrals for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth below.

The Participant's claim shall be in writing, shall be submitted to the Administrative Committee no later than March 1, shall specify the Participant's excess deferral amount for the preceding calendar year, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such excess deferral amount, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k), or 403(b) of the Code, exceeds the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferral occurred.

The excess deferral amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the excess deferral, shall in no event be less than the lesser of the Participant's Account or the Participant's Pretax Deferrals for the Plan Year.

                   Article 5. Employer Matching Contributions
                   ------------------------------------------

     5.1 Employer Matching Contributions. Each Participant for whom a Pretax Deferral, an After-Tax Contribution or an Adjustment Contribution was made during a calendar month shall be entitled to an additional allocation equal to no more than fifty percent of the contributions under section 4.1 and subsection 4.7(a), up to a maximum of 6 percent of Compensation, allocable to him for the month, as may be agreed upon in the collective bargaining agreement to which the Participant is subject. In lieu of the additional allocation provided for in the preceding sentence, an additional allocation equal to seventy-five percent of the contributions under section 4.1 and section 4.7, up to a maximum of 6 percent of Compensation, shall be made on behalf of Participants at the following locations, effective as of the date indicated:

Union Local                         Location                   Effective Date
-----------                         --------                   --------------
OCAW Local 4-243                    Beaumont, Texas            September 1, 1996
United Steelworkers Local 2154-03   Chicago, Illinois          January 1, 1997
Niagara Hooker Employees Union      Niagara Falls, New York    April 1, 1997
Teamsters Local 560                 Jersey City, New Jersey    January 1, 1998
UAW Local 1437                      Kenton, Ohio               April 1, 1998

Allocations to be made for any Participant for any Plan Year under this section
5.1 shall be limited to the extent necessary to prevent Annual Additions of the Participant from exceeding the limits of section 5.5.

The Employer shall contribute an amount which, when added to forfeitures, is sufficient to provide the required allocations.

     5.2 Deposit of Employer Matching Contributions. To the extent not provided from forfeitures in accordance with section 5.4, Employer matching contributions shall be paid out of funds in the manner specified in section 4.8. Such contributions shall be deposited and posted to the Trust Fund as soon as practicable after the end of the payroll period for which they are made.

     5.3 Crediting of Employer Matching Contributions. The allocations required under section 5.1 shall be credited to the Matching Account of any Participant who is entitled to such an allocation as of the date on which the matched Pretax Deferrals, After-Tax Contributions and Adjustment Contributions are credited.

     5.4 Forfeitures. The Administrative Committee shall use forfeitures occurring in any month to reduce Employer matching contributions for such month and future months. Forfeitures shall be used to reduce matching contributions of all Employers without regard to whether the forfeitures are attributable to persons employed by any individual Employer. If the amount of forfeitures occurring in a month exceeds the amount of matching allocations to be made for such month, then the excess shall be held in a suspense account and allocated in lieu of Employer matching contributions in succeeding months. No Employer matching contributions shall be made until any balance in the suspense account is exhausted, and if the Plan terminates while such a balance exists, the balance shall be allocated in proportion to the Compensation of all Participants for the Plan Year to the extent of the maximum amount permitted under section 5.5.

     5.5 Limitation on Annual Additions. Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan and any other defined contribution plan, as defined in section 414(i) of the Code, maintained by the Employer or any other Affiliate to a Participant's Account for any Plan Year, which shall be the limitation year for purposes of section 415 of the Code, shall not exceed the lesser of:
     (a) $30,000, or such higher amount as may be permitted by the Secretary of the Treasury pursuant to Code section 415(d), or

     (b) 25 percent of the Participant's Taxable Compensation for the limitation year.

     5.6 "Annual Addition" Defined. For purposes of section 5.5, the term "Annual Addition", with respect to any Participant for a Plan Year shall mean the aggregate of:
     (a) the amount of Employer contributions (including Pretax Deferrals) and forfeitures allocated to the Participant's account under this Plan and any other defined contribution plan, as defined in section 414(i) of the Code, maintained by the Employer or any other Affiliate for the Plan Year;
     (b) the amount of a Participant's After-Tax Contributions made during such Plan Year; and
     (c) For the purpose of subsection (a) of section 5.5 only, the amount of Employer contributions, if any, allocated to an account described in Code section 419A(d)(1) or an account described in Code section 415(l)(2).

     5.7 Other Defined Contribution Plans. If the Company or any nonparticipating Affiliate maintains any other qualified defined contribution plan for its Employees, some or all of whom are Participants of this Plan, then any such Participant's Annual Additions (after reductions required under the provisions of such other plan or plans) shall first be reduced under such other plan and then shall be reduced under this Plan, if such reduction is required for purposes of reducing allocations on a combined basis, to the limits of section 5.5.

     5.8       Defined Benefit Plans.
     (a) If a Participant in this Plan was also a Participant in a defined benefit plan, as defined in section 414(j) of the Code, to which contributions were made by the Employer or any other Affiliate, then in addition to the limitations contained in section 5.5 of this Plan, the allocations of the Participant under this Plan shall be limited to the extent necessary to comply with the limitation set forth in section

               415(e) of the Code. For this purpose, the Defined Benefit Fraction shall be computed and the Defined Contribution Fraction shall be adjusted (as provided in section 5.7) so that the sum of these fractions shall not exceed 1.0.
     (b) For purposes of this section 5.8, the following definitions shall apply:
               (i) "Defined Benefit Fraction" shall mean a fraction, the numerator of which is the aggregate of the projected annual benefits (determined as of the last day of the Plan Year) of the Participant under all defined benefit plans (whether or not terminated) maintained by the Employer or any other Affiliate, and the denominator of which is the lesser of (x) the product of 1.25 multiplied by the dollar limitation in effect under section 415(b)(1)(A) of the Code for such year, or (y) the product of 1.4 multiplied by the amount which may be taken into account under section 415(b)(1)(B) of the Code with respect to the Participant under all such defined benefit plans for such year.
               (ii) "Defined Contribution Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under this Plan and any other defined contribution plan as defined in section 414(i) of the Code maintained by the Employer or any other Affiliate for such Plan Year, and all prior Plan Years, and the denominator of which is the sum, for such Plan Year and each prior year of Service with the Employer or any other Affiliate, of the lesser of (x) the product of 1.25 multiplied by the dollar limitation in effect under section 415(c)(1)(A) of the Code for such year (determined without regard to section 415(c)(6) of the Code), or (y) the product of 1.4 multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Code with respect to the Participant under all such defined contribution plans for such year.

     5.9 Deductibility Limitation. The dollar amount of Company contributions, as provided under sections 4.1 and 5.1, shall be limited to the amount deductible under section 404 of the Code for the taxable year for which such contributions are paid.

     5.10 Adjustment of Allocations. Allocations to the Accounts of a Participant in excess of the limit of section 5.5 cannot occur because of limitations on allocations set forth in sections 4.5, 5.1 and 5.4. However, if an allocation to the Account of a Participant would exceed the limit of section
5.5 due to a reasonable mistake in estimating a Participant's Compensation, then any amount which cannot be allocated shall be held in a suspense account and shall be allocated to the account of such Participant in the next following Plan Year, to the maximum extent permitted under section 5.5.

                         Article 6. Vesting and Benefits
                         -------------------------------

     6.1 Vesting. The right of a Participant to his Pretax Deferral Account, his Employee Account, and his Rollover Account shall be fully vested at all times. The right of a Participant to his Matching Account shall fully vest in him or his Beneficiary:
     (a) upon any of the following events, while actively employed by the Company or an Affiliate:
               (i)       his attainment of age 65;
               (ii)      his death;
               (iii)     his Disability; or
               (iv)      termination of the Plan, or
     (b) if the obligation to make contributions under this Plan is terminated, or if any event occurs which constitutes a partial termination of the Plan with respect to the Participant.

The provisions of this section 6.1 notwithstanding, each Participant shall vest in his Matching Account in increments based on his completed years of Service pursuant to the following table:
              Years of Service                   Percentage Vested
              ----------------                   -----------------
                 Less than 1                              0
                      1                                  20
                      2                                  40
                      3                                  60
                      4                                  80
                  5 or more                             100
Being vested does not mean that a Participant is entitled to immediate receipt of his benefit. Benefits under the Plan shall be paid only in accordance with this Article 6.

Notwithstanding the foregoing provisions of this section 6.1, the following special vesting provisions shall apply.

Each Participant who is listed on Schedule 5.(h) of the Asset Purchase Agreement Dated as of March 3, 1993 Among American Ref-Fuel Company of Niagara, L.P., as Purchaser, and Occidental Chemical Corporation and Hooker Energy Corporation, as Sellers, shall be fully vested in his Matching Account effective as of May 5, 1993.

Each Participant who is a "Union Employee" as defined in Section 9.1(a) of the Asset Transfer Agreement between Occidental Chemical Corporation as Seller and Ozite Corporation as Purchaser Dated as of September 29, 1994 shall be fully vested in his Matching Account effective as of the Closing Date thereof.

Each Participant who is a "Union Employee" as defined in Section 6.7(b) of the Stock Purchase Agreement dated as of September 11, 1995 between Phosphate Holding Company, Inc. "Purchaser" and Occidental Chemical Corporation "Seller" shall be fully vested in his Savings Account as of the Closing Date thereof.

Each Participant who is a "Transferred Salaried Employee" or a "Union Employee", as those terms are defined in Section 5.24 of the Asset Purchase Agreement By and Between OCC Tacoma, Inc. as Seller and Pioneer Companies, Inc. as Purchaser dated as of May 14, 1997, shall be fully vested in his Savings Account as of the Closing Date thereof.

Each Participant who is a "Partnership Employee" as defined in Section 2.8(a) of the Agreement and Plan of Merger and Asset Contribution among Occidental Petrochem Partner 1, Inc., Occidental Petrochem Partner 2, Inc., Oxy Petrochemicals Inc., PDG Chemical Inc. and Equistar

Chemicals, LP Dated May 15, 1998, shall be fully vested in his Savings Account as of June 1, 1998.

     6.2 Benefits Upon Separation from Service. Every Participant who Separates from Service for any reason other than death shall have the vested portion of his Savings Account, valued as provided in Article 9, distributed to him as soon as practicable after receipt by the Administrative Committee of a request for distribution filed by the Participant. A request for distribution may be filed only after the earlier of (i) the Participant's Separation from Service, or, (ii) prior to 1997, April 1 of the calendar year after the calendar year in which he attains age 70 1/2. If a Participant attains age 70 1/2 before 1996, distribution shall be made or commenced by the Administrative Committee by April 1 of the calendar year after the calendar year of such attainment irrespective of whether the Participant has filed a request and irrespective of whether he Separates from Service, provided that this limitation shall not apply to Participants who attained age 70 1/2 before January 1, 1988. If a Participant who is not a 5% owner attains age 70 1/2 after 1995, distribution shall be made or commenced by the Administrative Committee by April 1 of the calendar year following the calendar year that the Participant Separates from Service.

Every Participant, spousal Beneficiary, or Alternate Payee who receives a distribution which is an eligible rollover distribution (as defined in Code section 402(c)(4)) shall be entitled to direct the Administrative Committee to transfer all or part of the taxable portion of his distribution to any eligible retirement plan (as defined in Code section 402(c)(8)(B)) which provides for the receipt of such direct transfers. The Administrative Committee shall, within a reasonable period of time before making an eligible rollover distribution, provide to the recipient a copy of the written explanation required by Code section 402(f).

     6.3 Forfeiture of Contingent Interests. Any portion of a Participant's Savings Account that is not vested in him under the provisions of section 6.1 upon his Separation from Service shall be forfeited. If the Participant is rehired, then the cash value (determined at the time of forfeiture) of the amount forfeited may be restored to his Savings Account by making a special allocation out of forfeitures. The restoration of any amounts forfeited is based on the following provisions:

Any Participant who Separates from Service less than fully vested will have his forfeitures restored upon rehire. Upon restoration, a separate account will be established, which will be credited by the amount of the forfeiture. The Participant's vested portion in this restoration account, at the time of the restoration and at any relevant time thereafter, shall be the greater of
(i) the Participant's vested percentage in his Matching Account, as determined under section 6.1, multiplied by the balance in this restoration account, or
(ii) the Participant's vested percentage in his Matching Account, as determined under section 6.1, multiplied by the excess of the sum of the balance in this restoration account and the amount of the distribution over the amount of the distribution.

     6.4 Death Benefits. Should a Participant die while he is still employed by the Company or an Affiliate, or after a Separation from Service but prior to distribution of his Savings Account, the balance of said deceased Participant's Savings Account, valued as provided in Article 9, shall be distributed to his Beneficiary as soon as practicable after the Participant's death. If the Participant's spouse is the only Beneficiary, then the automatic form of distribution shall be an annuity for the spouse's life with monthly payments as provided in section 6.5(c). The Participant's spouse may elect, prior to receipt of a benefit, on a form filed with the Administrative Committee, to receive an immediate lump sum payment of the balance of the deceased Participant's Savings Account or to receive a 10-year term certain and continuous annuity with monthly payments as provided in section 6.5(e). Additionally, the Participant's spouse may elect, prior to receipt of a benefit, on a form filed with the Administrative Committee, to defer payment of the deceased Participant's Savings Account, but not beyond

April 1 of the year after the year which includes the date the Participant would have attained age 70 1/2. In all other cases, distribution of the deceased Participant's Savings Account shall be in the form of an annuity for the life of the Beneficiary with monthly payments as provided in section 6.5(c), in an immediate lump sum payment, or in a 10-year term certain and continuous annuity with monthly payments as provided in section 6.5(e), as the Beneficiary may elect prior to the receipt of a benefit on a form filed with the Administrative Committee, provided that if the Participant has designated more than one Beneficiary, distribution shall be made in the form of a cash lump sum, with payment to be made to all Beneficiaries concurrently as soon as possible after death. In the absence of such an election, the benefit shall be paid to the Beneficiary in an immediate lump sum. Notwithstanding the above, in the case of a Beneficiary which is a trust or an estate, distribution shall be made in an immediate lump sum payment.

Should an Alternate Payee or the Beneficiary of a deceased Participant or Alternate Payee die prior to distribution of a separate Account established on his behalf, the balance of said deceased individual's Account, valued as provided in Article 9, shall be distributed to his Beneficiary as soon as practicable after his death. Such distribution shall be made in the form of a cash lump sum.

     6.5 Forms of Payment. Every Participant who Separates from Service for any reason other than death or an event described in Code section 401(k)(10)(A) shall have the vested portion of his Savings Account distributed to him under one of the following distribution options selected by the Participant on a form prescribed by the Administrative Committee:
     (a)       One lump sum payment; or
     (b) A partial cash distribution in a specified dollar amount, provided that a Participant may request a partial cash distribution only after eleven months have elapsed since the last such request by the Participant has been processed, and provided further that a Participant may not request a partial cash distribution after January 31 of the year following the year in which he attains age 70 1/2; or
     (c) A straight life annuity providing monthly payments for the life of the Participant. No monthly payments will be made after the Participant's death; or
     (d) A joint and survivor annuity providing monthly payments for the Participant's lifetime. Upon the Participant's death, 50, 75, or 100 percent of the monthly payment, whichever is elected by the Participant, will continue for the lifetime of the Beneficiary if the Beneficiary survives the Participant; or
     (e) A 10-year term certain annuity which provides monthly payments for the life of the Participant with a guarantee that a minimum of 120 such payments will be made even if the Participant dies before receiving all of them. The Participant's Beneficiary will receive the remaining payments; or
     (f) Deferral of payment of the vested portion of his Savings Account, but not beyond April 1 of the calendar year after the calendar year of the Participant's attainment of age 70 1/2, provided that a Participant who elects a deferral of payment under this paragraph (f) may not request a partial cash distribution under paragraph (b) subsequent to his attainment of age 70 1/2.

A Participant who Separates from Service as a result of an event described in Code section 401(k)(10)(A), and who would not otherwise be considered to have Separated from Service, shall have the vested portion of his Savings Account distributed to him in one lump sum payment.

The Company does not guarantee the benefits described in subsections (c), (d), and (e) above. In the event of the failure of the issuer of an annuity to comply with its obligations under an annuity contract purchased by the Plan, the Participant's, Beneficiary's, or Alternate Payee's remedy will be limited to his claim against the issuer.

The failure of a Participant to make a selection as described above upon his Separation from Service will be deemed to be an election by the Participant to defer the commencement of his benefits.

A Participant who elects to receive a partial cash distribution pursuant to subsection (b) may not make a subsequent request for a lump sum payment pursuant to subsection (a) or an annuity pursuant to subsection (c), (d), or (e) for a period of one month beginning with the date of the processing of his partial cash distribution.

If distribution is to be made in the form of an annuity, then the balance of the Participant's Savings Account shall be used to purchase an immediate non-transferable commercial annuity contract which shall be distributed to the Participant.

The automatic distribution option to a Participant who is married at the time his benefits commence shall be a 50 percent joint and survivor annuity with his spouse as joint annuitant. The automatic distribution option to a Participant who is not married at the time his benefits commence shall be a straight life annuity.

In the case of a Participant who elects to receive a benefit pursuant to subsection (d) or subsection (e) above, the present value of the payments to be made to the Participant must be more than 50 percent of the present value of the total payments to be made to the Participant and his Beneficiary.

An election form shall be provided to the Participant in non-technical language and shall contain (i) a general description of the distribution options and the relative financial effect of each option, and (ii) notification that such Participant may subsequently request to receive an additional written explanation in non-technical language, of the terms, conditions and projected financial impact of one or more of the distribution options (in terms of dollars per projected monthly annuity payment).

Any election by a married Participant to receive his benefits in a form other than a 50 percent, 75 percent or 100 percent joint and survivor annuity with his spouse as joint annuitant must be accompanied by a signed, notarized written consent from the spouse on a form prescribed by the Administrative Committee, which consent shall state the potential effect to such spouse of consenting to such an election. Such consent must designate a Beneficiary (or form of benefits) which may not be changed without spousal consent, provided that the consent of the spouse may expressly permit designations by the Participant without any requirement for further consent by the spouse. Any election of a form of distribution under this section must be filed in accordance with procedures established by the Administrative Committee during an election period of not more than 90 days and, except as provided below, not less than 30 days ending on the day prior to the date as of which his benefits are scheduled to commence; provided, however, that if the Participant makes a timely request to receive additional information, as described above, the election period shall not end prior to 30 days following the furnishing of such information. A Participant may revoke an election of any benefit form described in this section and choose again to take any form of benefit available to him hereunder at any time and any number of times within the above election period. Notwithstanding the previous two sentences, a Participant, after having received the written description described in this section, may reject the automatic election described in this section and elect a different option, in the manner described above, even though the written description was provided less than 30 days prior to his benefit commencement date, so long as the conditions contained in Treasury Regulation section 1.417(e)-1T(b)(3)(ii) have been met. If the Participant makes an untimely request for additional information, the Administrative Committee, at its discretion, may grant such request, but the granting of such request shall not result in the extension of the election period.

In the case of an Alternate Payee who becomes entitled to receive his Account pursuant to an appropriate domestic relations order, where the order so permits, or where the order is silent as to the form of payment to be made, his Account shall be distributed to him in the form of a lump sum payment pursuant to option
(a) above, or in the form of a lump sum payment pursuant to option (f) above, as the Alternate Payee may select on a form to be prescribed by the Administrative Committee. In the absence of such a selection by an Alternate Payee, his Account will be distributed to him in the form of a lump sum payment pursuant to option
(a) above. Where an order so permits, an Alternate Payee's Account may be distributed to him in the form of a straight life annuity providing monthly payments for the life of the Alternate Payee, a partial cash distribution as described under option (b) above, a 50 percent, 75 percent or 100 percent joint and survivor annuity, or a 10-year term certain annuity which provides monthly payments for the life of the Alternate Payee with a guarantee that a minimum of 120 such payments will be made even if the Alternate Payee dies before receiving all of them; in that event the Alternate Payee's Beneficiary will receive the remaining payments.

In the case of a Participant, Beneficiary or Alternate Payee receiving a distribution in the form of one lump sum payment, pursuant to option (a) above, or as a lump sum payment under option (f) above, the value of his vested interest attributable to investments other than Stock shall be paid in cash when distributed, and the vested interest that is attributable to account balances consisting of Stock shall be distributed in full shares of Stock plus cash representing the value of any fractional share. However, by written notice to the Administrative Committee, the Participant, Beneficiary or Alternate Payee may elect to receive cash in such amount as may be provided by the value (as determined under Article 9) of the Stock that would otherwise be distributed to him.

     6.6 Time of Payment of Benefits. Distribution of benefits to a Participant who Separates from Service shall begin not later than the 60th day after the close of the Plan Year in which occurs the later of (i) the Participant's Separation from Service, or (ii) the Participant's

65th birthday, unless the Participant chooses a later payment under section 6.2. If for any reason the amount which is required to be paid cannot be ascertained on the date payment would be due hereunder, payment or payments shall be made not later than 60 days after the earliest date on which the amount of such payment is ascertained.

     6.7 Withdrawals. Any Participant or Inactive Participant who is actively employed by the Company or an Affiliate may withdraw any amount or shares, up to 100 percent of the sum of (i) such Participant's Employee Account,
(ii) his Matching Account if the Participant is fully vested in such Account, and (iii) his Rollover Account, if any, to the extent permissible, provided that no withdrawal request may be made during the eleven month period beginning with the date the Participant's or Inactive Participant's most recent withdrawal request was processed. A Participant or an Inactive Participant shall be prohibited from requesting a withdrawal in any monthly processing period in which a loan distribution is being processed.

Application for a withdrawal shall be made on such forms as the Administrative Committee prescribes and may be made at any time. The Administrative Committee shall direct the Trustee, in such cases, to pay the Participant or Inactive Participant the amount so requested in a single sum. Any Participant or Inactive Participant who has attained age 59 1/2 may also withdraw any amount or shares in his Pretax Deferral Account under this section.

No withdrawal may be made by a married Employee unless the Employee's spouse makes a notarized written consent thereto. Such consent must be made within the ninety day period ending on the date on which the withdrawal is made.

Every participant who receives a withdrawal which is an eligible rollover distribution (as defined in Code section 402(c)(4)) shall be entitled to direct the Administrative Committee to transfer all or part of the taxable portion of his withdrawal to any eligible retirement plan (as defined in

Code section 402(c)(8)(B)) which provides for the receipt of such direct transfers. The Administrative Committee shall, within a reasonable period of time before making an eligible rollover distribution, provide to the recipient a copy of the written explanation required by Code section 402(f).

A withdrawal from a Participant's Account balances invested in Stock shall be in the form of full shares of Stock and cash representing any fractional share, except that cash shall be paid in lieu of full shares of Stock if the Participant specified in his written request for withdrawal that the withdrawal be in the form of cash. A withdrawal from account balances invested in assets other than Stock shall be paid in cash. Amounts that are withdrawn pursuant to this section 6.7 may not be subsequently repaid to the Plan.

Withdrawals shall first be paid out of the net cumulative contributions, together with earnings thereon, on a prorata basis, from the Employee Account. Additional amounts shall be withdrawn, if needed, from the Rollover Account, if any, to the extent permissible, then from the Pretax Deferral Account if permissible, and then from the Matching Account. If a Participant withdraws any amount from the Matching Account, the Participant (other than a Participant who has attained age 59 1/2 at the time the withdrawal is requested, and who withdraws the entire balance in his Savings Account) shall not be permitted to make any Pretax Deferrals, After-Tax Contributions or Adjustment Contributions, or receive Company Matching Contributions for the six calendar months beginning with the first day of the second calendar month after the calendar month in which the withdrawal is processed. The preceding sentence shall be inapplicable in the case of a withdrawal effected by a creditor of a Participant pursuant to any insolvency proceeding initiated under federal or state law or pursuant to any tax levy.

     6.8 Debiting of Investment Funds. If a Participant making less than a total withdrawal of his Accounts under section 6.7, or receiving a distribution of excess deferral amounts under section 4.10, has his Accounts invested in more than one Investment Fund, the amount withdrawn from his Accounts shall be withdrawn from such Investment Fund or combination of Investment Funds as the Employee may elect at the time of application, in accordance with rules promulgated by the Administrative Committee.

In the absence of a specification by the Participant as described in the previous paragraph, the amount withdrawn from his Accounts shall be withdrawn on a prorata basis as described above.

     6.9 Small Amounts. If the vested balance of a Participant's Savings Account is $5,000 or less when he or his Beneficiary becomes entitled to a benefit under sections 6.4 or 6.5, then distribution shall be made in the form of a lump sum payment, partial cash distribution, or a deferral as described in sections 6.5(a), 6.5(b), and 6.5(f), respectively.

                          Article 7. Participant Loans
                          ----------------------------

     7.1 Eligibility. An Employee who is an Eligible Employee or an Inactive Participant may borrow from the Plan in accordance with the terms and conditions of this Article 7.

An Employee may have only one loan outstanding at any time, and is prohibited from applying for another loan until the beginning of the second calendar month following the calendar month of the last repayment of a prior loan. An Employee shall be prohibited from applying for a loan in any month in which an in-service withdrawal or a past employee contribution account fund transfer is being processed. The preceding sentence shall be inapplicable in the case of a withdrawal effected by a creditor of a Participant pursuant to any insolvency proceeding initiated under federal or state law or pursuant to any tax levy.

No loan may be made to a married Employee unless the Employee's spouse makes a notarized written consent thereto. Such consent must be made within the ninety day period ending on the date on which the loan is made.

     7.2 Loan Amount. An eligible Employee shall be able to borrow an amount of at least $1,000, in increments of $100, as long as the amount of the loan does not exceed the lesser of
(a)  fifty percent (50%) of the Employee's vested Savings Account value, or

(b) fifty thousand dollars ($50,000), reduced by the highest outstanding balance of loans to the Employee during the one year period ending on the day before the date on which such loan was made.

If the Employee is also covered under another qualified plan maintained by the Company or an Affiliate, the limitation of clause (b), above, shall be applied as though all such qualified plans with loan provisions are one plan.

The initial amount of the loan shall be limited so that repayments of principal and interest will not exceed fifteen percent (15%) of base compensation.

     7.3 Loan Terms. The period of repayment for any loan shall be arrived at by mutual agreement between the Administrative Committee and the Employee; provided, however, that the period of repayment must be in full-year increments and shall not extend beyond the earlier of five years or the Employee's Separation from Service.

All loans shall bear an interest rate which shall be stated by the Administrative Committee and shall be based on the rate being charged by Western Federal Credit Union for loans secured by the borrower's deposit account during the calendar month prior to the calendar month in which the loan is made. Such interest rate shall remain in effect for the entire loan term.

All loans shall include repayment provisions requiring equal periodic payments no less than monthly over the term of the loan.

     7.4 Source of Loan Funds and Valuation. The funds needed to provide the principal amount of the loan shall come from liquidation of Investment Funds. The amounts held in the Employee's Pretax Deferral Account, Rollover Account, and then Employee Account shall be liquidated from such Investment Fund or combination of Investment Funds as the Employee may elect at the time of application, in accordance with rules promulgated by the Administrative Committee. In the absence of such an election by the Participant, the amount withdrawn from his Investment Funds shall be withdrawn on a prorata basis.

If all the funds in the Employee's Pretax Deferral Account, Rollover Account, and Employee Account have been exhausted, and if additional funds are needed to provide the principal amount of the loan, the Matching Account shall be liquidated to provide additional loan funds.

Account balances liquidated from the OPC Stock Fund will be valued on the last business day of the month in which the loan is processed. If the volume of loan requests pertaining to the OPC Stock Fund in a given month necessitates selling shares on the open market, then the loan proceeds liquidated from the OPC Stock Fund will be valued based on the average price of all shares liquidated in the month the loan is processed. Account balances liquidated from all other funds will be valued at the closing value for the month in which the loan is processed, provided that Account balances liquidated from the Fixed Income Fund will be valued on the last calendar day of the month.

     7.5 Loan Account. The Administrative Committee shall establish a loan account for the Employee, and shall credit the account with an amount equal to the principal amount of the loan granted. Each repayment of the principal on the loan received by the Trustee from the Employee shall reduce the balance credited to the loan account.

     7.6 Repayments. Repayments of the loan principal and interest will be made through regular payroll deductions. The Employee will be required to complete a payroll deduction authorization form for the amount of the repayments, which shall be irrevocable throughout the term of the loan. Employees who are paid monthly, bi-weekly/semi-monthly, and weekly will have twelve, twenty-four and forty-eight periodic payroll deductions, respectively, for each year of the term of the loan.

Irrespective of whether an Employee is currently contributing to the Plan, periodic loan repayments shall first be credited to the Employee's Matching Account, until all amounts which were liquidated for the loan principal amount from that Account, if any, have been repaid. If an Employee is currently contributing to the Plan, repayments shall then be credited to the Employee Account loan balance, if any, then the Rollover Account loan balance, if any, and then the Pretax Deferral Account loan balance, if any, in the same proportions within each such Account as the Employee's current contributions are being invested in the Investment Funds, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. If an Employee is not currently contributing to the Plan, repayments shall then be credited to the Employee Account loan balance, if any, then the Rollover Account loan balance, if any, and then the Pretax Deferral Account loan balance, if any, in the same proportions within each such Account as the latest investment election on file for the Employee, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. If no investment election is on file, all repayments to the Employee Account loan balance, if any, Rollover Account loan balance, if any, and Pretax Deferral Account loan balance, if any, will be made to the OPC Stock Fund, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. Any accrued interest on the loan balances in the various Accounts will be credited to the Account to which the related principal repayment is credited.

If an Employee's total compensation will not equal the amount of the required loan repayment for a period not to exceed three months, loan repayment payroll deductions shall be suspended. When the Employee's total compensation once again equals or exceeds the required loan repayment, payroll deductions shall be reactivated on the first of the month coincident with or next following the increase of total compensation. When the repayments are reactivated, if the number of payroll periods remaining are not sufficient to cover the outstanding loan balance at the end of the maximum loan term, the loan payment shall be reamortized or otherwise adjusted.

The Employee may make a prepayment of the entire outstanding principal loan balance at any time after the end of the month in which the loan application is processed, provided that this limitation shall be inapplicable to an Employee who has Separated from Service. Any prepayments shall be credited first to the Matching Account until all amounts which were liquidated for the loan principal amount, if any, from that Account have been repaid. Any remaining prepayments shall then be credited to the remaining Employee Account loan balance, if any, then the remaining Rollover Account loan balance, if any, and then the remaining Pretax Deferral Account loan balance, if any, in the same proportions within each such Account as the Employee's current contributions are being invested in the Funds, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. If the Employee is not currently contributing to the Plan, all prepayments will then be credited to the Employee Account loan balance, if any, then the Rollover Account loan balance, if any, and then the remaining Pretax Deferral Account loan balance, if any, in the same proportions within each such Account as the latest investment election on file for the Employee, until all amounts which were liquidated for the loan principal amount from those Accounts have been repaid. If no investment election is on file, all prepayments will then be credited to the outstanding loan balances of the Employee Account, if any, then the Rollover Account, if any, and then the remaining Pretax Deferral Account, if any, and in each such Account to the OPC Stock Fund. Any accrued interest on the loan balances in the various Accounts will be credited to the Account to which the related principal payment is credited.

     7.7 Leave of Absence. An Employee who is on an approved, unpaid leave of absence for a period not to exceed three months, shall have his repayment payroll deduction suspended for the duration of the leave. When the Employee returns to pay status, the payroll deductions will be reactivated, as described in the third paragraph of section 7.6, and payments retroactive to the date of commencement of the leave of absence will be required.

An Employee who is on an approved, unpaid leave of absence for a period greater than three months, but not to exceed twelve months may have his loan reamortized (for a period not exceeding five years from the original loan date) when he returns to pay status. The payroll deductions shall be increased upon the reamortization, and the Employee shall be required to complete a new payroll deduction authorization form for the new amount.

When an Employee incurs a Separation from Service pursuant to section 2.1(dd), any outstanding loan balance is treated pursuant to the terms of section 7.8.

     7.8 Separation from Service. When an Employee incurs a Separation from Service, the outstanding loan balance shall be due and payable as of the last day of the month in which the Separation from Service occurs. If the loan has not exceeded the maximum loan term, the Employee or the Employee's Beneficiary will have a period of two months from the last day of the month in which the Separation from Service occurred, in which to repay the outstanding loan balance in full. If the Employee or the Employee's Beneficiary does not pay the outstanding loan balance in full within the two-month period, or the maximum loan term has been exceeded, any outstanding loan balance shall be treated as a distribution.

     7.9       Delinquent Payments.  A loan shall be considered delinquent if
     (a)       the Employee, not covered pursuant to the third paragraph of section 7.6, sections 7.7 or 7.8, fails to make a regularly scheduled repayment,
     (b) the Employee's total compensation is insufficient to make the authorized loan repayment payroll deduction for a period exceeding three months, while he is in active pay status,
     (c) the authorized loan repayment payroll deductions are reduced or suspended for any reason, or

     (d) the Employee is declared bankrupt, and unable to make subsequent repayments.

At the time that an Employee's loan is considered delinquent, the outstanding principal loan balance shall be processed as a deemed distribution, within the meaning of proposed Treasury Regulation section 1.72(p)-1, following written notification to the Employee. The deemed distribution shall be immediately taxable to the Employee except to the extent that the deemed distribution represents a nontaxable return of After-Tax Contributions from his Employee Account.

The taxable portion of the deemed distribution shall remain outstanding under the Employee's Savings Account until the Employee incurs a Separation from Service or, if earlier, the Employee becomes Disabled or dies. This amount shall be treated as a nontaxable distribution when the Employee's Savings Account is otherwise distributed.

The principal loan balance that was processed as a deemed distribution may not subsequently be repaid to the Plan.

Any Employee whose outstanding principal loan balance is treated as a deemed distribution, due to delinquent payments (other than a bankruptcy described in subsection (d)), shall be prohibited from making Pretax Deferrals, After-Tax Contributions or Adjustment Contributions for a period of six calendar months, pursuant to the terms of section 6.7.

     7.10 Discontinuance. The foregoing sections of this Article 7 notwithstanding, the Administrative Committee reserves the right to stop granting loans to Employees at any time.

                         Article 8. Investment Elections
                         -------------------------------

     8.1       Investment of Contributions.   All Pretax Deferrals, After-Tax
Contributions, Adjustment Contributions, rollovers, and loan repayments (both principal and interest) made by and on behalf of a Participant each Plan Year shall be invested as the Participant shall designate in the Fixed Income Fund, the Money Market Fund, the Stock Equity Fund, the OPC Stock Fund, the Standard & Poor's 500 Index Fund, the Balanced Fund, or the Aggressive Equity Fund in increments of 10 percent of the aggregate amount of such contributions. All Matching Contributions allocated to the Account of a Participant shall be invested in the OPC Stock Fund. Each Participant may make the designation described above by making an election in accordance with procedures established by the Administrative Committee upon becoming a Participant, and may change such election at any time thereafter by making another election in accordance with procedures established by the Administrative Committee. Any such election made upon initial enrollment or upon a resumption or change in the amount of Pretax Deferrals, After-Tax Contributions and Adjustment Contributions shall take effect as of the first of the calendar month following receipt thereof by the Administrative Committee.

     8.2 Transfers of Existing Balances. Each Participant (or Inactive Participant) and each Alternate Payee may elect to transfer, in accordance with procedures established by the Administrative Committee, any amounts allocated to his accounts as indicated below:

     Each Participant (or Inactive Participant) and each Alternate Payee may elect not more often than once in any calendar month to transfer amounts allocated to his Pretax Deferral Account, Employee Account, and Rollover Account from the Fixed Income Fund, the Money Market Fund, the Stock Equity Fund, the OPC Stock Fund, the Standard & Poor's 500 Index Fund, the Balanced Fund, or the Aggressive Equity Fund to the Pretax Deferral Account, Employee Account, or Rollover Account within one or more of the same Funds, in increments of 10 percent of the amount being transferred, provided, however, that amounts cannot be transferred directly from the Fixed Income Fund to the Money Market Fund, and provided further that if, in any calendar month, the total amount that all Participants, Inactive Participants and Alternate Payees elect to transfer from the Fixed Income Fund exceeds the amount of cash available thereunder, the amount elected to be transferred by each such Participant, Inactive Participant and Alternate Payee (the "affected individual") from the Fixed Income Fund will be reduced by an amount equal to the excess of the total amount elected to be transferred by all affected individuals over the amount of cash available, multiplied by a fraction, the numerator of which is the amount the affected individual elected to transfer and the denominator of which is the total amount elected to be transferred by all affected individuals.

Each election made pursuant to this section 8.2 shall be effective as of the first day of the calendar month following the calendar month in which notice thereof is received by the Administrative Committee.

Any transfer made pursuant to this section 8.2 does not affect the investment of future employee contributions, which will be invested according to the last election filed pursuant to section 8.1.

     8.3 Transfer of Assets. In the case of transfers of existing Account balances under section 8.2, the Administrative Committee shall direct the Trustee to transfer moneys or other property as soon as is practical after the end of each calendar month from the appropriate Investment Fund to the other Investment Fund in order to carry out the aggregate transfer transactions after the Administrative Committee has caused the necessary entries to be made in the Participants' Accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefor established by the Administrative Committee.

             Article 9. Participant Accounts and Records of the Plan
             -------------------------------------------------------

     9.1 Accounts and Records. The Participant's Pretax Deferral Account, Matching Account, Employee Account, and Rollover Account shall be assigned a subaccount for each Investment Fund in which the Account is invested. Each such subaccount shall be maintained and valued separately from all other subaccounts. The Administrative Committee shall maintain records relative to a Participant's Accounts so that there may be determined as of any Accounting Date the current value of his Accounts in the Trust Fund.

Each Participant shall be advised from time to time, at least once each Plan Year, as to the value of his Savings Account and the portions thereof attributable to his Employee Account, Matching Account, Pretax Deferral Account, and Rollover Account.

     9.2 Account Value. As of any given date for which determination of the value of a Participant's Account is required, such value shall equal the sum of the value of his Pretax Deferral Account, Employee Account, Matching Account, and Rollover Account as of the preceding Accounting Date plus any additional contributions withheld or paid and less the amount of any withdrawals from such Account after the Accounting Date and prior to the date of determination.

Each Participant shall be advised from time to time, at least once each Plan Year, as to the value of his Account and the portions thereof attributable to his various Investment Funds.

     9.3 Investment Funds. The Trust Fund shall consist of the Investment Funds, and each Participant who has any interest in an Investment Fund shall have an undivided proportionate interest. The Administrative Committee shall have the right to determine the number of Investment Funds to be maintained by the Plan, and to increase or decrease that number from time to time as it deems appropriate. The Investment Committee shall establish additional Investment Funds or eliminate existing Investment Funds as directed by the Administrative Committee. In so doing, the Investment Committee shall implement and carry out investment objectives and policies which it shall establish and maintain.

     9.4 Valuation Adjustments. As of each Accounting Date, the Administrative Committee, after crediting Participants' Accounts with contributions made during the period ending on that date as provided herein, shall adjust the net credit balances in the Accounts of Participants or their Beneficiaries, in the respective Investment Funds of the Trust Fund, upward or downward, in proportion to the Account balances of each such Participant in the Investment Fund as of the first day of the period, so that the sum of such net credit balances will equal the net value of each Investment Fund of the Trust Fund as of that Accounting Date. The Administrative Committee shall determine the net value of an Investment Fund, by subtracting from the fair market value of assets (as reported by the Trustee) held in such Investment Fund any expenses, withdrawals, distributions and transfers chargeable to that Investment Fund which have been incurred but not yet paid. All determinations made by the Trustee with respect to fair market values and determinations of the Administrative Committee concerning net value shall be made in accordance with generally accepted principles of trust accounting, and such determinations when so made by the Trustee and the Administrative Committee shall be conclusive and binding upon all persons having an interest under the Plan.

     9.5 Dollar Accounting. The subaccounts of each Participant in each Fund (other than the OPC Stock Fund) shall be maintained in dollar amounts. Allocations to accounts and subaccounts of a Participant shall be made in dollars in accordance with the Participant's investment elections.

     9.6 Loan Accounts. The value of a Participant's Loan Account shall at all times equal the amount of principal outstanding on his loan.

     9.7 OPC Stock Fund Valuation. The balance of each Participant's Matching Account, and any portion of the Participant's Pretax Deferral Account and Employee Account invested in the OPC Stock Fund shall be maintained in full and fractional shares of Stock.

All Stock acquired by the OPC Stock Fund, including, but not by way of limitation, Stock contributed directly by the Employer or purchased with the contribution made pursuant to Articles 4 and 5, Stock purchased with cash dividends paid in respect of Stock, Stock acquired from stock dividends and stock splits, and Stock purchased with the proceeds of the sale or exchange of warrants, rights or dividends in kind distributed in respect of Stock, shall be allocated to the Accounts of Participants.

For the purpose of valuing a Participant's Account in connection with any withdrawal, loan or transfer under the provisions of the Plan or for the purpose of any distribution in kind or partly in kind, shares of Stock shall be valued as of the effective date of the withdrawal, loan, transfer or distribution based on composite closing quotations that include trades on the New York, Midwest, Pacific, Philadelphia, Boston and Cincinnati stock exchanges on the last trading day of the calendar month in which such withdrawal, loan, transfer or distribution is made; provided, however, that if shares of Stock are sold in connection with such a withdrawal, loan, transfer or distribution, the shares sold shall be valued at the net proceeds received therefor. If the closing price of such Stock shall not be so quoted or if so quoted shall not be available to the Administrative Committee, a composite index price or other price which shall be generally accepted for the establishment of fair market value shall be used for the purpose of so valuing the Participant's Account.

     9.8 Cost Account. The Trustee shall maintain records so that the cost or "basis" (for tax purposes) of the Stock allocated to his Account may be determined as of any Accounting Date. Whenever shares of Stock are allocated to the Account of a Participant, such shares shall be assigned a cost equal to the average cost of all shares allocated at the same time in accordance with rules and procedures adopted for the purpose by the Administrative Committee.

     9.9 Rollovers. Subject to the Administrative Committee's approval, amounts which a Participant has received or is entitled to receive from any other employee benefit plan may, in accordance with uniform and nondiscriminatory procedures adopted by the Administrative Committee, be transferred by the Participant to this Plan or, alternatively, by the trustee of the other employee benefit plan directly to this Plan, and if transferred, shall be credited to such Participant's Rollover Account hereunder, provided the following conditions are satisfied:
     (a) The rollover amounts tendered to the Administrative Committee must have been received by or on behalf of the Participant from:
               (1)  A plan qualified under section 401(a) of the Code; or
               (2) A conduit IRA, described in section 408(d)(3)(A)(ii) of the Code, to which no deductible IRA contributions were made or rolled over from a qualified plan.
     (b) In the case of a distribution described in (a)(1), above, the amounts tendered must not include:
               (1) Amounts contributed to a qualified plan on an after-tax basis by a Participant, or
               (2)  Deductible IRA contributions and earnings thereon.
     (c) If an amount is received from a conduit IRA, as described in paragraph (a)(2) above, the entire amount of the distribution must be tendered to the Administrative Committee.

     (d) Amounts must be received by the Administrative Committee not later than 60 days after the distribution was received by the Participant.

The Administrative Committee shall establish such procedures, and may require such additional information from the Participant as it deems necessary or appropriate to determine that a proposed transfer hereunder will satisfy the above requirements. Rollover amounts shall be transmitted to the Trustee to be invested in such Investment Funds as the Eligible Employee may select, in accordance with such rules as are provided in Article 8, or in accordance with other procedures approved by the Administrative Committee.

                              Article 10. Financing
                              ---------------------

     10.1 Financing. The Company shall maintain a Trust to finance the benefits under the Plan, by entering into one or more Trust Agreements or insurance contracts approved by the Company, or by causing insurance contracts to be held under a Trust Agreement. Any Trust Agreement is designated as and shall constitute a part of this Plan, and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Board of Directors and shall have such powers as provided in the Trust Agreement. The Company may modify any Trust Agreement or insurance contract from time to time to accomplish the purpose of the Plan and may replace any insurance company or appoint a successor Trustee or Trustees. By entering into such Trust Agreements or insurance contracts, the Company shall vest in the Trustee, or in one or more investment managers (as defined under ERISA) appointed under the terms of the Trust Agreement from time to time by action of the Investment Committee, responsibility for the management and control of the Trust Fund. In the event the Investment Committee appoints any such investment manager, the Trustee shall not be liable for the acts or omissions of the investment manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the investment manager. The Investment Committee from time to time shall establish a funding policy which is consistent with the objectives of the Plan and shall communicate it to the Trustee and each investment manager so that they may coordinate investment policies with such funding policy.

     10.2 Employer Contributions. The Employer shall make such contributions to the Trust Fund as are required by this Plan, subject to the right of the Company to discontinue the Plan.

     10.3 OPC Stock Fund. The OPC Stock Fund shall consist of shares of Stock and cash or cash equivalents that are held pending investment in Stock. Investment in such shares shall be made from time to time by a direct issue of Stock from Occidental Petroleum Corporation, or by purchase from securities dealers or by private purchase at such prices and in such amounts as the Trustee may determine in its absolute and uncontrolled discretion. However, no private purchase of such shares shall be made at a total cost greater than the total cost (including brokers' fees and other expenses of purchase) of purchasing such shares at the then prevailing price of such shares on the open market, such prevailing price to be determined by the Trustee as nearly as practicable based on the most recent public trading prices for the Stock. The Trustee may match purchases and sales to satisfy investment elections, withdrawals, loans and distributions of Participants.

Cash dividends and cash proceeds from any other distribution received on Stock shall be invested in Stock. The Trustee in its own discretion may invest funds awaiting investment in Stock in short-term obligations, including obligations of the United States of America or any agency or instrumentality thereof, trust and participation certificates, beneficial interests in any trust, and such other short-term obligations as the Trustee deems to be appropriate for such interim investment purposes.

The Trustee in its discretion may limit the daily volume of its purchases or sales of Stock to safeguard interest of Participants or comply with legal or exchange requirements. If the Trustee limits daily volume then the purchase prices or sale proceeds, as the case may be, during the period of volume limitations, shall be averaged, and the average per share price or sale proceeds shall be used in determining the cost or proceeds to be applied in satisfaction of any order of a Participant which requires the Trustee to purchase or sell Stock during such period.

All Stock purchased by the Trustee shall be registered in the name of the Trustee or its nominee, and legal title to such Stock shall remain in the Trustee until the Participant shall become entitled to distribution thereof pursuant to this Plan.

In the event any option, right or warrant is received by the Trustee on Stock, the Trustee shall sell the same at public or private sale and at such price and upon such other terms as it may determine, unless the Investment Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as the Investment Committee may prescribe.

The Trustee shall have the power to vote all shares of Stock held under this Plan and may vote such shares itself or by proxy, except that the Trustee shall vote shares of Stock credited to accounts of Participants and Alternate Payees for which it has received directions from Participants and Alternate Payees in accordance with such direction. The Trustee shall vote any Stock for which it does not receive instructions from Participants or Alternate Payees in accordance with directions from the Administrative Committee.

     10.4 Non-Reversion. Anything in this Plan to the contrary notwithstanding, it shall be impossible at any time for the contributions of the Employer or any part of the Trust Fund to revert to the Company or an Affiliate or to be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries, except that:
     (a) If a contribution or portion thereof is made by the Employer by a mistake of fact, upon written request to the Administrative Committee, such contribution or such portion and any increment thereon shall be returned to the Employer within one year after the date of payment; and

     (b) In the event that a deduction for any contributions made by the Employer is disallowed by the Internal Revenue Service in any Plan Year, then that portion of the Employer contribution that is not deductible shall be returned to the Employer within one year from the date of receipt of notice by the Internal Revenue Service of the disallowance of the deduction.

     10.5 Direct Transfer of Assets from Plans of Acquired Entities. The Trust Agreement shall permit the direct receipt of assets which are transferred directly to the Trust Fund from the trustees of qualified retirement plans sponsored, at the time of the applicable transaction, by entities which are the subject of purchase transactions made by the Company or an Affiliate.

                           Article 11. Administration
                           --------------------------

     11.1 The Administrative Committee. The Plan shall be administered by an Administrative Committee appointed by the Board of Directors. The Administrative Committee shall be composed of as many members as the Board may appoint from time to time, but not fewer than three members, and shall hold office at the discretion of the Board. Such members may, but need not, be Employees of the Company.

Any member of the Administrative Committee may resign by delivering his written resignation to the Board and to the Administrative Committee Secretary. Such resignation shall be effective no earlier than the date of the written notice.

Vacancies in the Administrative Committee arising by resignation, death, removal, or otherwise, shall be filled by the Board. The Administrative Committee shall be a fiduciary under the Plan, in accordance with ERISA.

     11.2 Chairman, Secretary, and Employment of Specialists. The members of the Administrative Committee shall elect one of their number as Chairman and shall elect a Secretary who may, but need not, be a member of the Administrative Committee. They may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf, and may employ such counsel, auditors, and other specialists and such clerical, medical, actuarial, and other services as they may require in carrying out the provisions of the Plan.

     11.3 Compensation and Expenses. The members of the Administrative Committee who are Employees shall serve without compensation for services as a member of the Administrative Committee. Any member of the Administrative Committee may receive reimbursement by the Company of expenses properly and actually incurred. All expenses of the Administrative Committee shall be paid by the Company. Such expenses shall include any expenses incident to the functioning of the Administrative Committee, including, but not limited to, fees of the Plan's accountants, outside counsel and other specialists and other costs of administering the Plan.

     11.4 Manner of Action. A majority of the members of the Administrative Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted, and other actions taken by the Administrative Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Upon obtaining the written consent of a majority of the members at the time in office, action of the Administrative Committee may be taken otherwise than at a meeting.

     11.5 Subcommittees. The Administrative Committee may appoint one or more subcommittees and delegate such of its power and duties as it deems desirable to any such subcommittee, in which case every reference herein made to the Administrative Committee shall be deemed to mean or include the subcommittees as to matters within their jurisdiction. The members of any such subcommittee shall consist of such officers or other Employees of the Company and such other persons as the Administrative Committee may appoint.

     11.6 Other Agents. The Administrative Committee may also appoint one or more persons or agents to aid it in carrying out its duties as fiduciary, and delegate such of its powers and duties as it deems desirable to such person or agents.

     11.7 Records. All resolutions, proceedings, acts, and determinations of the Administrative Committee shall be recorded by the Secretary thereof or under his supervision, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Secretary.

     11.8 Rules. Subject to the limitations contained in the Plan, the Administrative Committee shall be empowered from time to time in its discretion to adopt by-laws and establish rules for the conduct of its affairs and the exercise of the duties imposed upon it under the Plan.

     11.9 Administrative Committee's Powers and Duties. The Administrative Committee shall have responsibility for the general administration of the Plan and for carrying out its provisions. The Administrative Committee shall have such powers and duties as may be necessary to discharge its functions hereunder, including, but not limited to, the following:
     (a) To construe and interpret the Plan, to supply all omissions from, correct deficiencies in and resolve ambiguities in the language of the Plan and the Trust Agreement, to decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;
     (b) To make a determination as to the right of any person to an allocation, and the amount thereof;
     (c) To obtain from the Employees such information as shall be necessary for the proper administration of the Plan and, when appropriate, to furnish such information promptly to the Trustees or other persons entitled thereto;
     (d) To prepare and distribute, in such manner as the Company determines to be appropriate, information explaining the Plan;
     (e) To establish and maintain such accounts in the name of each Participant as are necessary;
     (f) To instruct the Trustee with respect to the payment of benefits hereunder;
     (g) To provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan assets;

     (h)       To prepare and file any reports required by ERISA;
     (i) To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by ERISA;
     (j) To allocate contributions and Trust Fund gains or losses to the Accounts of Participants; and
     (k) To correct any errors and remedy any defects in the administration of this Plan.

     11.10 Investment Responsibilities. The Investment Committee shall have the authority and responsibility to direct the Trustee with respect to the investment and management of the Trust Fund, and to establish a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. Except as otherwise provided in ERISA, the Investment Committee may delegate such authority and responsibility to direct the Trustee to any person who acknowledges in writing that it is a fiduciary with respect to the Plan and who provides the Investment Committee with a written affirmation that it is qualified to act as an investment manager within the meaning of ERISA. If the Investment Committee delegates to an investment manager the authority and responsibility to so direct the Trustee, such investment manager, and not the Investment Committee or the Trustee, shall have sole responsibility for the investment and management of so much of the Trust Fund as has been entrusted to his management and control, and, except to the extent otherwise required by ERISA, such delegation shall relieve the Investment Committee and the members thereof of all duties and responsibilities with respect to the authority and responsibility so delegated.

The Investment Committee may relinquish to the Trustee the Investment Committee's power to direct the Trustee with respect to the investment and management of the Trust Fund. In the event the Investment Committee so relinquishes said power to the Trustee and the Trustee accepts such responsibility in writing, the Trustee shall have sole and exclusive power and responsibility with respect to the investment and management of the Trust Fund. The Investment Committee may regain the power so relinquished by appropriate Investment Committee action and notice to the Trustee.

     11.11 Committees' Decisions Conclusive. The Administrative Committee and the Investment Committee shall exercise their powers hereunder in a uniform and nondiscriminatory manner. Any and all disputes with respect to the Plan which may arise involving Participants, or their Beneficiaries shall be referred to the Administrative Committee and its decision shall be final, conclusive, and binding. Furthermore, if any question arises as to the meaning, interpretation, or application of any provision hereof, the decision of the Administrative Committee with respect thereto shall be final.

     11.12 Indemnity. To the extent permitted by the Company's bylaws and applicable law, the Company shall indemnify each member of the Administrative Committee and the Investment Committee (which, for purposes of this section, includes any Employee to whom the Administrative Committee or the Investment Committee has delegated fiduciary or other duties) against any and all claims, losses, damages, expenses, including counsel fees, incurred by the member and any liability, including any amounts paid in settlement with the Company's approval, arising from the member's or the Company's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon the timely receipt of notice by the Company of any claim asserted against the member, which notice, in the event of a lawsuit shall be given within ten days after receipt by the member of the complaint.

     11.13 Fiduciaries. The fiduciaries named in this Article shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan or the Trust. The Employer shall have the sole responsibility for making the contributions specified in Articles 4 and 5, and the Company shall have the sole authority to appoint and remove the Trustee and to amend or terminate, in whole or in part, this Plan or the Trust. The Administrative Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement. The officers and Employees of the Company shall have the responsibility of implementing the Plan and carrying out its provisions as the Administrative Committee shall direct. The Investment Committee, the Trustee, and any investment manager shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, to the extent provided in the Trust Agreement. A fiduciary may rely upon any direction, information, or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information, or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of his or its own powers, duties, responsibilities, and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. Any party may serve in more than one fiduciary capacity with respect to the Plan or Trust.

     11.14 Notice of Address. Each person entitled to benefits from the Plan must file with the Administrative Committee or its agent, in writing, his post office address and each change of post office address. Any communication, statement, or notice addressed to such a person at his latest reported post office address will be binding upon him for all purposes of the Plan, and neither the Administrative Committee nor the Company or any Trustee shall be obliged to search for or ascertain his whereabouts.

     11.15 Data. All persons entitled to benefits from the Plan must furnish to the Company such documents, evidence, or information, including information concerning marital status, as the Company considers necessary or desirable for the purpose of administering the Plan; and it shall be a condition of the Plan that each such person must furnish such information and sign such documents as the Company may require before any benefits become payable from the Plan. The Administrative Committee shall be entitled to distribute benefits to a non-spouse beneficiary in reliance upon the signed statement of the Participant that he is unmarried without any further liability to a spouse if such statement is false.

     11.16 Benefit Claims Procedures. All applications for benefits under the Plan shall be submitted to: Occidental Chemical Corporation, Attention:
Savings and Investment Plan Administrative Committee, Post Office Box 809050, Dallas, TX 75380. Applications for benefits must be in writing on the forms prescribed by the Administrative Committee and must be signed by the Participant, or in the case of a death benefit, by the Beneficiary or legal representative of the deceased Participant. Each application shall be acted upon and approved or disapproved within 60 days following its receipt by the Administrative Committee. If any application for a benefit is denied, in whole or in part, the Administrative Committee shall notify the applicant in writing of such denial and of his right to a review by the Administrative Committee and shall set forth in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

Any person, or his duly authorized representative, whose application for benefits is denied in whole or in part, may appeal from such denial to the Administrative Committee for a review of the decision by submitting to the Administrative Committee within 90 days after receiving notice of the denial a written statement:

     (a) requesting a review of his application for benefits by the Administrative Committee;
     (b) setting forth all of the ground upon which his request for review is based and any facts in support thereof; and
     (c) setting forth any issues or comments which the applicant deems relevant to his application.

The Administrative Committee shall act upon each such application within 60 days after the later of receipt of the applicant's request for review by the Administrative Committee or receipt of any additional materials reasonably requested by the Administrative Committee from such applicant.

The Administrative Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Employer in connection therewith and may require the Employer or the applicant to submit within 30 days of written notice by the Administrative Committee therefor, such additional facts, documents, or other evidence as the Administrative Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Administrative Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Administrative Committee on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record.

If the Administrative Committee denies an application in whole or in part, the Administrative Committee shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Administrative Committee decision was based.

     11.17 Member's Own Participation. No member of the Administrative Committee or the Investment Committee may act, vote or otherwise influence a decision of the committee on which he serves specifically relating to his own participation under the Plan.

                      Article 12. Amendment and Termination
                      -------------------------------------

     12.1 Amendment and Termination. The Company expects the Plan to be permanent and to continue indefinitely; however, this Plan is purely voluntary on the part of the Company, and each Employer, and the Company must necessarily and does hereby reserve the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors. The Administrative Committee in its discretion may amend the Plan if it finds that such amendment does not significantly increase or decrease benefits or costs. No amendment of the Plan shall cause any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries covered by the Plan, or increase the duties and responsibilities of the Trustee without its consent, or decrease the Account balance of a Participant or Beneficiary.

     12.2 Distribution on Termination. Upon termination of the Plan in whole or in part, or upon complete discontinuance of contributions to the Plan by the Company, the value of the proportionate interest in the Trust Fund of each Participant affected by such termination shall be determined by the Administrative Committee as of the date of such termination or discontinuance. The Accounts of such Participants shall be fully vested and nonforfeitable, and thereafter distribution shall be made to such Participants as directed by the Administrative Committee.

Upon the partial termination of the Plan, the Board of Directors may in its sole discretion determine the timing of a distribution of the balance of the affected Participants' Accounts.

     12.3 Successors. In case of the merger, consolidation, liquidation, dissolution or reorganization of an Employer, or the sale by an Employer of all or substantially all of its assets, provision may be made by written agreement between the Company and any successor corporation acquiring or receiving a substantial part of the Employer's assets, whereby the Plan and the Trust will be continued by the successor. If the Plan is to be continued by the successor, then effective as of the date of the reorganization or transfer, the successor corporation shall be substituted for the Employer under the Plan and the Trust Agreement. The substitution of a successor corporation for an Employer will not in any way be considered a termination of the Plan.

     12.4 Plan Merger or Transfer. This Plan shall not merge or consolidate with, or transfer assets and liabilities to, or accept a transfer from, any other employee benefit plan unless each Participant in this Plan will (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer of assets (if this Plan had then terminated). Subject to these limitations, the Plan may transfer assets and liabilities to, or accept a transfer of assets and liabilities from, any other employee benefit plan which is qualified under Code section 401(a) where such a transfer has been authorized by agreement between the Employer and the sponsor of the other employee benefit plan and is not prohibited by law.

     12.5 Participating Affiliates. The Board of Directors may, by resolution, designate any Affiliate as an Employer under this Plan. The Affiliate shall become an Employer and a party to this Plan and the Trust upon acceptance of such designation by resolution of its board of directors. Any Affiliate may withdraw from the Plan and Trust, and end its status as an Employer hereunder, by action of its board of directors, after obtaining approval of the Board of the Company. Upon withdrawal, the Plan shall be considered terminated as to Employees of such Affiliate.

                      Article 13. Miscellaneous Provisions
                      ------------------------------------

     13.1 Employment Rights. Nothing contained in this Plan or any modification of the same or act done in pursuance hereof shall be construed as giving any person any legal or equitable right against the Employer, the Trustee, or the Trust Fund, unless specifically provided herein, or as giving any person a right to be retained in the employ of the Employer. All Participants shall remain subject to assignment, reassignment, promotion, transfer, layoff, reduction, suspension, and discharge to the same extent as if this Plan had never been established.

     13.2 No Examination or Accounting. Neither this Plan nor any action taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of the Company or Employer.

     13.3 Investment Risk. The Participants and their Beneficiaries shall assume all risks in connection with any decrease in the value of any assets or funds which may be invested or reinvested in the Trust which supports this Plan.

     13.4 Non-Alienation. No Benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Except as otherwise provided by law, no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind, provided, however, that judicial orders for purposes of enforcing family support obligations or pertaining to domestic relations (which orders do not alter the amount of the benefit) may, at the discretion of the Administrative Committee, be honored by the Plan. The Administrative Committee shall establish appropriate procedures for reviewing court orders pertaining to domestic relations and child support and for notifying Participants of the receipt of such orders.

     13.5 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Administrative Committee receives a written notice, in a form and manner acceptable to the Administrative Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his Person or estate has been appointed; provided, however, that if the Administrative Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person or institution deemed by the Administrative Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

In the event a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments may be made to such guardian, provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Administrative Committee. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

     13.6 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and it shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     13.7 Counterparts. This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

     13.8 Service of Legal Process. The members of the Administrative Committee and the Secretary of the Company are hereby designated agent of the Plan for the purpose of receiving service of summons, subpoena, or other legal process.

     13.9 Headings of Articles and Sections. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of the plan, the text shall control.

     13.10 Applicable Law. The Plan and all rights hereunder shall be governed, construed, and administered in accordance with the laws of the State of Texas with the exception that any Trust Agreement which may constitute a part of the Plan shall be construed and enforced in all respects under and by the laws of the State in which the Trustee thereunder is located.

     13.11 Unclaimed Benefits. In the event that the Administrative Committee, after having made a diligent search, is unable to locate a Participant who is entitled to benefits under this Plan, such benefits shall be reallocated to the accounts of other Participants in accordance with section
9.4. In the event that the Participant, Beneficiary, or Alternate Payee whose account is subject to such reallocation subsequently asserts a valid claim for his benefits, his account will be restored in the manner described in section 6.3(a).

     13.12 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.